The Acacia Group



February 28, 1997



Acacia National Life Insurance Company
51 Louisiana Avenue, N.W.
Washington, D.C. 20001

    Re:   Acacia National Life Insurance Separate Account I
          Investment Company Act File Number: 811-8998
          Securities Act File Number: 33-90208

Gentlemen:

Pursuant to the provisions of Rule 24f-2 under the Investment Company Act of 1940, Acacia National Life Insurance Separate Account I is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of securities sold in reliance upon Rule 24f-2 during the fiscal year ended December 31, 1996. This opinion is furnished in connection with such filing. In my professional opinion the securities sold for the fiscal year 1996, which are the subject of the Notice filed today, are legally issued, fully paid and non-assessable.

Sincerely,


/s/
Ellen Jane Abromson
2nd Vice President and
Associate Counsel


                             National Headquarters
                 51 Louisiana Avenue, N.W., Washington, D.C.  20001
                                 (202) 628-4506
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